UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2022

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	JAKK	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

By an agreement dated as of August 3, 2022 (the “Agreement”), between JAKKS Pacific, Inc. (the “Company”), and each of its preferred stockholders (the “Preferred Holders”), the parties agreed that all existing Voting Agreements with such parties (the “Voting Agreements”) would be terminated. Among other things, the Agreement also provided that the special rights granted to the Preferred Stockholders with respect to the nomination and election of members of the Company’s Board of Directors (the “Board”) and Nominating and Corporate Governance Committee (the “Nominating Committee”) are terminated; and that the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights, and Qualifications, Limitations and Restrictions Thereof, of Series A Senior Preferred Stock (the “Preferred Stock Designations”), the Company’s By-Laws, and the Nominating Committee Charter shall be amended, consistent with the terms of the Agreement, in such manner as is approved by the Board to eliminate such rights. The classification of the Board into three separate classes consisting of Class I, Class II and Class III, each with separate terms, has not, however, been eliminated.

The foregoing description of the Agreement is qualified in its entirety by reference to the agreement attached as an exhibit to this Form 8-K and incorporated by reference in this Item 1.01. The foregoing description of the changes to the Charter of the Nominating Committee is qualified in its entirety by reference to the revised Charter which will be publicly available on the Company’s website (the contents of which website are not incorporated herein).

Item 1.02. Termination of a Material Definitive Agreement.

As described above, the Voting Agreements between the Company and each of its Preferred Holders have been terminated. As a result, among other things, none of the Preferred Holders have any obligation to vote their shares of the Company’s common stock with respect to elections of directors or with respect to any Liquidity Event, as such term is defined in the Voting Agreements, and the transfer restrictions, previously imposed by the Voting Agreements, applicable to the Company’s common stock owned by the Preferred Holders have been terminated.

Item 9.01.         Financial Statements and Exhibits

(d)                  Exhibits

Exhibit	Description
10.1	Termination of Voting Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: August 4, 2022
By: /s/ JOHN L. KIMBLE John L. Kimble, CFO